Exhibit 99.1

                     Edgewater Technology Reports
  Financial Results for Third Quarter 2005; Strong Revenue Growth &
                       Continued Profitability

    WAKEFIELD, Mass.--(BUSINESS WIRE)--Oct. 19, 2005--A technology management consulting firm specializing in providing premium IT services, Edgewater Technology, Inc. (NASDAQ: EDGW, www.edgewater.com, "Edgewater Technology" or the "Company"), today announced financial results for its third quarter ended September 30, 2005.

    Third Quarter Results

    Actual financial results and utilization for the quarter ended September 30, 2005:

    -- Total revenue increased 8.9% to $11.5 million, compared to $10.6 million in the second quarter of 2005 and increased 135.0%, compared to total revenue of $4.9 million during the third quarter of 2004. The $6.6 million third quarter 2005 increase in revenue over third quarter 2004 occurred due to significant growth in the Edgewater core business, as well as the acquisition of Ranzal and Associates (the "Ranzal Acquisition"). The Ranzal Acquisition was completed in October of 2004 and therefore impacted 2005 results, but had no impact on three- and nine-month results for the quarter ended September 30 2004;

    -- Service revenue increased 11.9% to $10.5 million, compared to $9.4 million in the second quarter of 2005 and increased
        119.3%, compared to service revenue of $4.8 million during the third quarter of 2004;

    -- Gross profit increased 5.6% to $4.9 million, or 42.2% of total revenues, compared to $4.6 million, or 43.5% of total revenues, in the second quarter of 2005 and increased 225.1%, compared to $1.5 million, or 30.5% of total revenues during the third quarter of 2004;

    -- Gross profit margin related to service revenue was 46.0%, compared to 48.6% in the second quarter of 2005 and 31.1% in the third quarter of 2004;

    -- Utilization was 80.3%, compared to 84.0% during the second quarter of 2005 and 66.0% for the third quarter of 2004;

    -- Net income from continuing operations amounted to $0.4 million, or $0.04 per diluted share, compared to $0.4 million, or $0.04 per diluted share, in the second quarter of 2005. Net loss from continuing operations was ($1.02) million, or ($0.09) per diluted share, in the third quarter of 2004;

    -- Net income amounted to $0.7 million, or $0.07 per diluted share, which represents income from continuing operations of $0.4 million, or $0.04 per diluted share, increased by a reversal of a portion of the Company's 2003 accrual for discontinued operations in the amount of $0.3 million, or $0.03 per diluted share. This reversal relates to the Company's continued successful resolution of certain IRS tax notices during the third quarter of 2005. Net income was $0.4 million, or $0.04 per diluted share, in the second quarter of 2005. Net loss amounted to ($1.02) million, or ($0.09) per diluted share in the third quarter of 2004; and

    -- Cash flow provided by operating activities was $0.8 million in the third quarter of 2005, compared to cash flow used in operating activities of ($0.2) million during the second quarter of 2005 and cash flow provided by operating activities of $0.5 million during the third quarter of 2004.

    First Nine Months of 2005

    Actual financial results and utilization for the nine months ended September 30, 2005:

    -- Total revenue increased 77.7% to $31.0 million, compared to $17.5 million during the first nine months of 2004;

    -- Service revenue increased 64.0% to $28.2 million, compared to $17.2 million during the first nine months of 2004;

    -- Gross profit increased 104.6% to $13.3 million, or 42.8% of total revenue, compared to $6.5 million, or 37.1% of total revenue during the first nine months of 2004;

    -- Gross profit margin related to service revenue was 46.8%, compared to 37.6% during the first nine months of 2004;

    -- Utilization was 81.9%, compared to 71.0% during the first nine months of 2004;

    -- Net income from continuing operations amounted to $1.0 million, or $0.09 per diluted share, compared to a net loss from continuing operations of ($1.0) million, or ($0.09) per diluted share, during the first nine months of 2004;

    -- Net income amounted to $1.3 million, or $0.12 per diluted share, during the first nine months of 2005, which includes income from continuing operations of $1.0 million, increased by the reversal of discontinued operations accrual described above concerning third quarter 2005 results, compared to a net loss of ($1.0), or $(0.09) per diluted share, during the first nine months of 2004; and

    -- Cash flow provided by operating activities was $2.1 million during the first nine months of 2005 as compared to cash flow used in operating activities of ($1.5) million during the first nine months of 2004.

    "Our third quarter performance reflects strong execution against our strategy of delivering premium IT services," said Shirley Singleton, President and CEO of Edgewater Technology, Inc.
    During the third quarter of 2005, Edgewater realized a $6.6 million increase in quarterly revenue, relative to the third quarter of 2004. Singleton continued, "We are particularly pleased that third quarter 2005 service revenue, excluding software and reimbursable expense revenue, increased by $5.7 million, or 119.3%, compared to the same quarter in 2004. Of the $5.7 million increase in service revenue, $2.6 million was attributable to strong growth in our core business, which core business growth represents a 54.1% increase over the third quarter of 2004. Equally important, the Ranzal Acquisition contributed $3.1 million of the $5.7 million increase in service revenue over the third quarter of 2004." The Ranzal Acquisition also contributed $0.4 million and $1.5 million in software revenue during the three and nine months ended September 30, 2005. The demand for this software is related to the growth in Business Intelligence-related services.
    Singleton added, "During a quarter, which is traditionally affected by seasonality and reduced utilization, we continued to achieve growth in service revenue and improved profitability. In addition, we added 27 new clients to our existing customer base, which brings our year-to-date total to 53."
    By focusing on our core vertical markets, we continue to diversify our client base with new customer engagements, including:

    -- Arkansas State Treasury - Analyzing treasury processes to yield operational efficiencies; and

    -- Aviva Life Insurance - Developing a solution to enhance regulatory compliance and improve operational efficiencies.

    Singleton concluded, "As the demand for our services strengthens and market conditions improve, we are expanding our business and technology expertise to capitalize on new sales opportunities. Based on our project backlog, sales pipeline and market momentum, we anticipate continued growth in our business during the fourth quarter, as we further execute against our strategy."

    Conference Call

    Edgewater Technology will host a conference call on Wednesday, October 19, at 10:00 a.m. (ET) to discuss third-quarter 2005 financial results. To listen to the call, you can participate by webcast at www.edgewater.com - Investor Relations section or by dialing 888-396-2369 (passcode 52685443) approximately 10 minutes prior to the call start. A replay of the call can be accessed via www.edgewater.com
- Investor Relations section or by dialing 888-286-8010 (passcode 40094582) from 12:00 p.m. (ET) Wednesday, October 19 through 11:59 p.m. (ET) Wednesday, October 26.

    About Edgewater Technology, Inc.

    Edgewater Technology, Inc. is an innovative technology management consulting firm. We provide a unique blend of premium IT services by leveraging our proven industry expertise in strategy, technology and corporate performance management. Headquartered in Wakefield, MA, we go to market by vertical industry and provide our clients with a wide range of business and technology offerings. To learn more, visit www.edgewater.com or call 800-410-4014.


Selected Financial Data:

                      EDGEWATER TECHNOLOGY, INC.
                       Statements of Operations
               (In thousands, except per share amounts)
                              (Unaudited)


                                 Three Months Ended  Nine Months Ended
                                     September 30,      September 30,
                                  -----------------  -----------------
                                     2005     2004      2005     2004
                                  -------- --------  -------- --------
   Revenue:
      Service revenue             $10,525  $ 4,799   $28,242  $17,222
      Software revenue                440        -     1,458        -
      Reimbursable expenses           532       94     1,315      231
                                  -------- --------  -------- --------
          Total revenue            11,497    4,893    31,015   17,453

   Cost of revenue:
      Project and personnel costs   5,683    3,307    15,016   10,741
      Software costs                  432        -     1,421        -
      Reimbursable expenses           532       94     1,315      231
                                  -------- --------  -------- --------
          Total cost of revenue     6,647    3,401    17,752   10,972

                                  -------- --------  -------- --------
          Gross profit              4,850    1,492    13,263    6,481

      Selling, general and
       administrative expense       4,131    2,475    11,506    7,252
      Depreciation and amortization
       expense                        288      204       838      594
                                  -------- --------  -------- --------
          Operating income (loss)     431   (1,187)      919   (1,365)

Interest income, net                  258      156       737      370
                                  -------- --------  -------- --------
Income (loss) before income taxes
 and discontinued operations          689   (1,031)    1,656     (995)

Provision (benefit) for income
 taxes                                275      (14)      662        -
                                  -------- --------  -------- --------
Income (loss) from continuing
 operations before
 discontinued operations              414   (1,017)      994     (995)

Income from discontinued
 operations, net                      325        -       325        -
                                  -------- --------  -------- --------
        Net income (loss)         $   739  ($1,017)  $ 1,319    ($995)
                                  ======== ========  ======== ========

BASIC EARNINGS (LOSS) PER SHARE:
      From continuing operations  $  0.04  ($ 0.09)  $  0.10  ($ 0.09)
      Discontinued operations        0.03        -      0.03        -
                                  -------- --------  -------- --------
      Net income (loss)           $  0.07  ($ 0.09)  $  0.13  ($ 0.09)
                                  ======== ========  ======== ========
      Weighted Average Shares
         Outstanding- Basic        10,401   11,296    10,354   11,374
                                  ======== ========  ======== ========

DILUTED EARNINGS (LOSS) PER
 SHARE:
      From continuing operations  $  0.04  ($ 0.09) $   0.09  ($ 0.09)
      Discontinued operations        0.03        -      0.03        -
                                  -------- --------  -------- --------
      Net income (loss)           $  0.07  ($ 0.09) $   0.12  ($ 0.09)
                                  ======== ========  ======== ========
      Weighted Average Shares
         Outstanding- Diluted      10,944   11,296    10,785   11,374
                                  ======== ========  ======== ========


                      EDGEWATER TECHNOLOGY, INC.
            Summary Consolidated Balance Sheet Information
                            (In thousands)

                                          September 30,   December 31,
                                                  2005           2004
                                            (Unaudited)      (Audited)
                                           ------------   ------------
Assets
------
Cash and marketable securities               $  33,327      $  33,908
Accounts receivable, net                         7,903          5,272
Deferred taxes, current                            147            710
Prepaid expenses and other assets, current         645          2,252
                                           ------------   ------------
   Total current assets                         42,022         42,142
Fixed assets, net                                1,251          1,364
Deferred taxes, net                             21,503         21,503
Intangible assets, net                          17,184         16,628
Other assets                                        42             65
                                           ------------   ------------
   Total Assets                              $  82,002        $81,702
                                           ============   ============

Liabilities and Stockholders' Equity
------------------------------------
Accounts payable and accrued liabilities     $   2,704      $   3,650
Accrued payroll and related liabilities          2,144          1,091
Deferred revenue and other liabilities             332            365
                                           ------------   ------------
   Total current liabilities                     5,180          5,106
Stockholders' Equity                            76,822         76,596
                                           ------------   ------------
   Total Liabilities and Stockholders'
    Equity                                   $  82,002      $  81,702
                                           ------------   ------------

    This Press Release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements made with respect to our fiscal 2005 outlook. The forward looking statements included in the Press Release relate to future events or our future financial conditions or performance. In some cases, you can identify forward-looking statements by terminology such as "may," "should," "believe," "anticipate," "future," "forward," "potential," "estimate," "encourage," "opportunity," "goal," "objective," "quality," "growth," "leader," "could", "expect," "intend," "plan," "planned" "expand," "focus," "build," "through," "strategy," "expiration," "provide," "offer," "maximize," "allow," "allowed," "represent," "commitment," "create," "implement," "result," "seeking," "increase," "add," "establish," "pursue," "feel," "work," "perform," "make," "continue," "can," "will," "ongoing," "include" or the negative of such terms or comparable terminology. These forward-looking statements inherently involve certain risks and uncertainties, although they are based on our current plans or assessments which are believed to be reasonable as of the date of this Press Release. Factors that may cause actual results, goals, targets or objectives to differ materially from those contemplated, projected, forecasted, estimated, anticipated, planned or budgeted in such forward-looking statements include, among others, the following possibilities: (1) inability to execute upon growth objectives, including growth in entities acquired by our Company; (2) failure to obtain new customers or retain significant existing customers; (3) the loss of one or more key executives and/or employees; (4) changes in industry trends, such as a decline in the demand for Business Intelligence ("BI") and Corporate Performance Management ("CPM") solutions, custom development and system integration services and/or delays in industry-wide information technology ("IT") spending, whether on a temporary or permanent basis and/or delays by customers in initiating new projects or existing project milestones; (5) adverse developments and volatility involving geopolitical or technology market conditions; (6) unanticipated events or the occurrence of fluctuations or variability in the matters identified under "Critical Accounting Policies"; (7) failure of our sales pipeline to be converted to billable work and recorded as revenue; (8) failure of the middle market and the needs of middle-market enterprises for business services to develop as anticipated; (9) inability to recruit and retain professionals with the high level of information technology skills and experience needed to provide our services; (10) failure to expand outsourcing services to generate additional revenue; (11) any changes in ownership of the Company or otherwise that would result in a limitation of the net operating loss carry forward under applicable tax laws; (12) the failure of the marketplace to embrace CPM or BI services; and/or (13) the failure to obtain remaining predecessor entity tax records that are not in our control and/or successfully resolve remaining outstanding IRS matters relating to our former staffing businesses. In evaluating these statements, you should specifically consider various factors described above as well as the risks outlined under Item I "Business - Factors Affecting Finances, Business Prospects and Stock Volatility" in our 2004 Annual Report on Form 10-K filed with the SEC on March 29, 2005. These factors may cause our actual results to differ materially from those contemplated, projected, anticipated, planned or budgeted in any such forward-looking statements.
    Although we believe that the expectations in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, growth, earnings per share or achievements. However, neither we nor any other person assumes responsibility for the accuracy and completeness of such statements. We are under no duty to update any of the forward-looking statements after the date of this Press Release to conform such statements to actual results.



    CONTACT: Edgewater Technology, Inc.
             Kevin Rhodes, Chief Financial Officer
             Barbara Warren-Sica, Investor Relations
             781-246-3343
             ir@edgewater.com